UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2022

LOGIQ, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51815	46-5057897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, 16-079 New York, New York 10004
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(808) 829-1057

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 8, 2022, Logiq, Inc., a Delaware corporation (the “Company”), and BattleBridge Acquisition Co., LLC, a wholly owned subsidiary of the Company (“Battlebridge”), entered into a Managed Services Agreement (the “MSA”) with a significant new client (the “Client”), pursuant to which Battlebridge will provide certain affiliate management, website development, lead generation, email management, and search engine optimization services (collectively, the “Services”) to Client through the Company’s platform. The MSA will terminate on October 31, 2023, provided that the term may be extended beyond such date by mutual written agreement of the parties. Notwithstanding the foregoing, Client may terminate the MSA at any time after January 1, 2023, without cost or any penalty, in the event that it is dissatisfied with the Services provided thereunder.

In connection with the MSA, on November 8, 2022, the Company and Client also entered into an Independent Contractor Agreement (the “IC Agreement,” and together with the MSA, the “Agreements”), pursuant to which Client will provide, on a non-exclusive basis, certain business development strategies and execution and consulting services regarding e-commerce, digital marketing, and online advertising, including lead generation, affiliate marketing and brand development to the Company. The term of the IC Agreement coincides with the term of the MSA.

As compensation for the services to be provided by Client to the Company under the IC Agreement, the Company agreed to issue Client 1,750,000 restricted shares of its common stock (the “Initial Shares”) upon execution of the Agreements. In the event that the proposed acquisition of a wholly owned subsidiary of the Company by Abri SPAC I, Inc., which proposed acquisition was previously disclosed by the Company in that Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2022, is not completed on or before April 1, 2023, then the Company shall issue Client an additional 1,750,000 restricted shares of its common stock (such additional shares together with the Initial Shares, the “Registrable Shares”) as further contingent consideration pursuant to the Agreements. In addition, the Company agreed to reimburse up to $25,000 of legal fees paid by Client in connection with the Agreements.

Pursuant to the MSA, Client shall have certain piggyback registration rights with respect to the Registrable Shares.

The foregoing description of the Agreements does not purport to be complete, and is qualified in its entirety by reference to the complete text of such Agreements, copies of which will be filed as exhibits to the Company’s next periodic report.

Item 7.01	Regulation FD Disclosure.

On November 8, 2022, the Company issued a press release announcing the execution of the Agreements. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 8, 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGIQ, INC.

Dated: November 9, 2022	By:	/s/ Brent Suen
Brent Suen
Chief Executive Officer